POWER QF ATTORNEY

                     FOR SEC Fll.JNGS ON FORMS 4, 5 AND 144
                    IN RESPECT OF SHARES OF COMMON STOCK OF
                         INVERESK RESEARCH GROUP, INC.

     The undersigned hereby constitutes and appoints Paul Cowan and Roland Boyd, or either one of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in his or her name and stead in any and all capacities, to sign and file for and on his or her behalf, in respect of any acquisition, disposition or other change in ownership of any shares of common stock of lnveresk Research Group, Inc., the following:

          (i) any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed .. - - with the Securities and Exchange Commission,

          (ii) any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the Securities and Exchange Commission,

          (iii) any Notice of Proposed Sale of Securities on Form 144 to be filed with the Securities and Exchange Commission, and

          (iv) any and all agreements, certificates, receipts, or other documents in connection therewith and hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.

     Date:  18 March, 2003                      Michael F. Ankcorn
            --------------                      -----------------------------
                                                Name: Michael F. Ankcorn